EXHIBIT 23.1
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
-------------------------------------------------------------------------------



     We consent to the use of our reported dated June 4, 1998, on our audit of the financial statements of Transnational Financial Corporation included in the registration statement on Form SB-2 in connection with the offering of common stock of Transnational Financial Corporation. We also consent to the reference to our Firm under the caption "Experts."

                                                      /s/ Moss Adams LLP


San Francisco, California
June 8, 1998